Item 77Q(1)(e): Other Exhibits
Copies of any new or amended Registrant investment advisory contracts


The following documents are included in Registrant's Form Type
485APOS, dated November 26, 2008 (Accession No. 0000950152-08-
009795), and incorporated by reference herein:

Sub-Advisory Agreement between BB&T Asset Management, Inc. and
Artio Global Management LLC dated June 16, 2008 on behalf of the
BB&T International Equity Fund